Exhibit 10.8

Amendment No. 1 to the
KLX Energy Services, Inc. Employee Stock Purchase Plan

This Amendment No. 1 (“Amendment”) to the KLX Energy Services, Inc. Employee Stock Purchase Plan (the “Plan”) is made and adopted by the KLX Energy Services, Inc. (the “Company”), subject to approval of the stockholders of the Company. Capitalized terms used and not defined herein shall have the meanings given thereto in the Plan.

WHEREAS, on September 13, 2018, the Board of Directors adopted, and the sole stockholder of the Company approved, the Plan;

WHEREAS, pursuant to Section 16 of the Plan, the Company may amend the Plan at any time, contingent on approval by the stockholders of the Company for any amendment (x) relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 14 of the Plan) or (y) for which stockholder approval is required under applicable laws, rules and regulations, including, without limitation, Sections 423 and 424 of the Code; and

WHEREAS, the Board of Directors has determined that it is advisable and in the best interest of the Company to amend the Plan to increase the number of Shares authorized for issuance under the Plan by 1,500,000.

NOW, THEREFORE, BE IT RESOLVED THAT the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

1. Amendment of Section 2 of the Plan. The first sentence of Section 2 of the Plan is hereby deleted in its entirety and replaced with the following:

“Under the Plan, there is available an aggregate of not more than 1,700,000 shares of Stock (subject to adjustment as provided in Section 14) for sale pursuant to the exercise of options (Options) granted under the Plan.”

2. Effect on the Plan. Except as expressly modified by this Amendment, all other terms and provisions of the Plan shall be unchanged and shall remain in full force and effect.

3. Governing Law. Except as to matters of federal law, this Amendment and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

This Amendment was approved by the Board of Directors on June 23, 2020 and by the stockholders of the Company on July 24, 2020.